Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners Reports First Quarter 2017 Results and Provides Three-Year Outlook

CANONSBURG, Pa., May 3, 2017 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) today reported first quarter 2017 financial and operating results. Highlights include:

•	Gathering throughput averaged 1,235 MDth/d, a 3% increase from fourth quarter 2016

•	Freshwater delivery volumes averaged 365 MMGal, a 14% increase over 4Q16

•	Net income attributable to limited partners of $36.4 million, or $0.36 per unit

•	Adjusted EBITDA(1) of $48.8 million, a 5% increase relative to fourth quarter 2016

•	Distributable cash flow (“DCF”)(1) of $42.4 million, resulting in DCF coverage ratio(1) of 1.52x

•	Raised first quarter distribution to $0.2608 per common unit, an increase of 24% over the first quarter 2016

•	Exited the quarter with low leverage(1) of 1.1x

•	Reaffirming 20% annual distribution growth target through 2023

•	Targeting approximately 1.4x DCF coverage ratio(1) and leverage less than 2.5x through 2019

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “Our strong first quarter results highlight the strength of our low-risk, high-growth profile and anchoring relationships with our sponsor and third party customers. Our top-tier annual distribution growth and long-term DCF coverage targets are supported by Rice Energy’s strong three-year growth outlook, targeting 27% - 33% compound annual Appalachia net production growth through 2019. We are excited to continue executing our plan to drive long-term value for our unitholders.”

1.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDA, distributable cash flow, DCF coverage ratio and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Adjusted EBITDA.

Three-Year Growth Outlook

We are reaffirming our top-tier annual distribution growth target of 20% through 2023. Driven by continued strong growth from Rice Energy and our third party customers, we are targeting DCF coverage(1) of approximately 1.4x and leverage of less than 2.5x through 2019.

1.	Please see Supplemental “Non-GAAP Financial Measures” for a description of DCF coverage ratio.

First Quarter 2017 Results

RMP Results (in thousands, except volumes)	Three Months Ended March 31, 2017

Operating volumes (MDth/d)
Gathering volumes
Affiliate	1,003
Third-party	232

Total	1,235

Compression volumes
Affiliate	594
Third-party	232

Total	826

Water services assets (MMGal)
Pennsylvania Water	224
Ohio Water	141

Total	365

Operating revenues
Gathering	$36,220
Compression	$5,782
Water	$20,748

Total	$62,750

Total operating expenses	$22,154
Operating income	$40,596

Net income attributable to limited partners	$36,376
Net income per limited partner unit:
Common units (basic)	$0.36
Common units (diluted)	$0.36
Subordinated units (basic and diluted)	$0.36

Adjusted EBITDA(1)	$48,762
DCF(1)	$42,444
DCF coverage ratio(1)	1.52

Capital expenditures (in millions)
Gas gathering and compression	$29
Water services assets	$3

Financial position (in millions)
Liquidity	$673
Cash and cash equivalents	$13
Revolving credit facility	$190
Leverage(1)	1.1

RMP 1Q17 Quarterly Distribution	$0.2608
% Growth YoY	24%
% Growth QoQ	4%

First quarter gathering throughput averaged 1,235 MDth/d, consisting of 1,003 MDth/d affiliate volumes and 232 MDth/d third party volumes. There were no third party wells turned to sales during the first quarter. Strong first quarter Adjusted EBITDA(1) of $48.8 million and DCF(1) of $42.4 million, driven by accelerated sponsor well completion activity within our water services segment.

As of March 31, 2017, RMP’s concentrated gathering and compression acreage dedication in the Marcellus Shale core covered approximately 218,000 acres in Washington and Greene Counties with approximately 29,000 acres dedicated from high quality, third party customers.

1.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDA, distributable cash flow, DCF coverage ratio and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Adjusted EBITDA.

Quarterly Cash Distribution

On April 21, 2017, we declared a quarterly distribution of $0.2608 per unit for the first quarter 2017, an increase of $0.0103 per unit, or 4%, relative to fourth quarter 2016. The distribution will be payable on May 18, 2017 to unitholders of record as of May 9, 2017. In addition, a cash distribution of $1.2 million will be made to GP Holdings on May 18, 2017 related to its incentive distribution rights in the Partnership based upon the level of distribution paid per common and subordinated unit.

Conference Call

RMP will host a conference call on May 4, 2017 at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss first quarter 2017 financial and operating results. To listen to a live audio webcast of the conference call, please visit RMP’s website at www.ricemidstream.com. A replay of the conference call will be available following the call for two weeks and can be accessed from www.ricemidstream.com.

Rice Energy will host a conference call on May 4, 2017 at 10:00 a.m. Eastern time (9:00 a.m. Central time) to discuss first quarter 2017 financial and operating results, and we encourage RMP investors to listen-in. To listen to a live audio webcast of the conference call, please visit Rice Energy’s website at www.riceenergy.com. A replay of the conference call will be available for two weeks and can also be accessed from www.riceenergy.com.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering, compression and water assets in the rapidly developing dry gas cores of the Marcellus and Utica Shales. For more information, please visit www.ricemidstream.com.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, forecasted gathering volumes, revenues, Adjusted EBITDA, distribution growth, and distributable cash flow, Rice Energy’s targeted production growth and other operational results, the terms, timing and completion of any sale of a portion of Rice Olympus Midstream LLC to RMP, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our gathering and compression and water services businesses. These risks include, but are not limited to: commodity price volatility; inflation; environmental risks; regulatory changes; the uncertainty inherent in projecting future throughput volumes, cash flow and access to capital; and the timing of development expenditures of Rice Energy or our other customers. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437

Julie.Danvers@RiceMidstream.com

Rice Midstream Partners LP

Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands, except unit data)	2017	2016
Operating revenues:
Affiliate	$52,797	$44,385
Third-party	9,953	10,158

Total operating revenues	62,750	54,543

Operating expenses:
Operation and maintenance expense	8,179	8,545
Equity compensation expense	132	986
General and administrative expense	5,707	3,756
Depreciation expense	7,621	5,370
Acquisition costs	—	73
Amortization of intangible assets	402	408
Other expense (income)	113	(212)

Total operating expenses	22,154	18,926

Operating income	40,596	35,617
Other income	11	—
Interest expense	(1,943)	(1,047)
Amortization of deferred finance costs	(1,049)	(144)

Net income	$37,615	$34,426

Calculation of limited partner interest in net income:
Net income	$37,615	$34,426
Less: General partner interest in net income attributable to incentive distribution rights	1,239	—

Net income attributable to limited partners	$36,376	$34,426

Weighted average limited partner units (in millions)
Common units (basic)	73.5	42.2
Common units (diluted)	73.5	42.4
Subordinated units (basic and diluted)	28.8	28.8

Net income attributable to RMP per limited partner unit
Common units (basic)	$0.36	$0.49
Common units (diluted)	$0.36	$0.48
Subordinated units (basic and diluted)	$0.36	$0.49

Adjusted EBITDA (1)	$48,762	$42,242
Distributable cash flow (2)	$42,444	$38,395

Quarterly distribution per unit	$0.2608	$0.2100

Distributions declared:
Limited partner units - Public	$19,173	$8,854
Limited partner units - GP Holdings	7,500	6,039
Incentive distribution rights - General Partner	1,239	—

Total distributions declared	$27,912	$14,893

DCF coverage ratio (3)	1.52	2.58

1.	We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Please read Supplemental “Non-GAAP Financial Measures.”
2.	We define distributable cash flow as Adjusted EBITDA less interest expense and estimated maintenance capital expenditures. Please read Supplemental “Non-GAAP Financial Measures.”
3.	We define DCF coverage ratio as distributable cash flow divided by total distributions declared. Please read Supplemental “Non-GAAP Financial Measures.”

Rice Midstream Partners LP

Segment Results of Operations

(Unaudited)

Gathering and Compression Segment

	Three Months Ended March 31,
(in thousands)	2017	2016
Gathering volumes (MDth/d):
Affiliate	1,003	618
Third-party	232	217

Total gathering volumes	1,235	835

Compression volumes (MDth/d):
Affiliate	594	9
Third-party	232	143

Total compression volumes	826	152

Operating results:
Operating revenues:
Affiliate	$32,049	$17,306
Third-party	9,953	9,494

Total operating revenues	42,002	26,800

Operating expenses:
Operation and maintenance expense	2,729	1,791
Equity compensation expense	114	742
General and administrative expense	4,837	2,954
Depreciation expense	3,270	1,935
Acquisition costs	—	73
Amortization of intangible assets	402	408
Other expense (income)	113	(212)

Total operating expenses	11,465	7,691

Operating income	$30,537	$19,109

Water Services Segment

	Three Months Ended March 31,
(in thousands)	2017	2016
Water services volumes (MMGal):
Affiliate	365	445
Third-party	—	18

Total water services volumes	365	463

Operating results:
Operating revenues:
Affiliate	$20,748	$27,079
Third-party	—	664

Total operating revenues	20,748	27,743

Operating expenses:
Operation and maintenance expense	5,450	6,754
Equity compensation expense	18	244
General and administrative expense	870	802
Depreciation expense	4,351	3,435

Total operating expenses	10,689	11,235

Operating income	$10,059	$16,508

Rice Midstream Partners LP

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA, distributable cash flow and DCF coverage ratio are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the financial performance of our assets, without regard to financing methods, capital structure or historical cost basis; our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing or capital structure; our ability to incur and service debt and fund capital expenditures; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization of intangible assets, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Adjusted EBITDA is not a measure of net income as determined by GAAP. We define distributable cash flow as Adjusted EBITDA less cash interest expense and estimated maintenance capital expenditures. We define DCF coverage ratio as distributable cash flow divided by total distributions declared. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

We believe that the presentation of Adjusted EBITDA, distributable cash flow and DCF coverage ratio will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA and distributable cash flow is net income. Our non-GAAP financial measures of Adjusted EBITDA and distributable cash flow should not be considered as alternatives to GAAP net income. Each of Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA, distributable cash flow or DCF coverage ratio in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, distributable cash flow and DCF coverage ratio may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA, distributable cash flow and DCF coverage ratio may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

(in thousands)	Three Months Ended March 31, 2017	Twelve Months Ended March 31, 2017
Reconciliation of Net Income to Adjusted EBITDA and DCF:
Net income	$37,615	$124,799
Interest expense	1,943	4,827
Acquisition costs	—	52
Depreciation expense	7,621	27,421
Amortization of intangible assets	402	1,628
Non-cash equity compensation expense	132	2,019
Amortization of deferred finance costs	1,049	2,384

Adjusted EBITDA	$48,762	$163,130

Adjusted EBITDA	$48,762	$163,130
Cash interest expense	(1,943)	(4,827)
Estimated maintenance capital expenditures	(4,375)	(12,775)

Distributable cash flow	$42,444	$145,528

Total distributions declared	$27,912	$97,304
DCF coverage ratio	1.52	1.50